Exhibit 99.1



                                        For  more  information,  please contact:
MATRIX                                                            David W. Kloos
BANCORP                                                  Chief Financial Officer
                                                                  (303) 595-9898




                 MATRIX BANCORP ANNOUNCES THIRD QUARTER RESULTS

November 3, 2003

Denver, Colorado -- Matrix Bancorp, Inc. (NASDAQ: MTXC) (the "Company") today reported for the quarter ended September 30, 2003, income from continuing operations of $300 thousand, or $0.05 per basic and diluted share, a loss from discontinued operations of $(2.3) million, or $(0.36) per basic and diluted share, and a net loss of $(2.0) million, or $(0.31) per basic and diluted share. The loss from discontinued operations reflects the completion of the sale of the wholesale mortgage origination platform at Matrix Financial Services Corporation (as discussed more fully below). These results compare to a loss from continuing operations of $(6.2) million, or $(0.96) per basic and diluted share, income from discontinued operations of $1.0 million, or $0.15 per basic and diluted share, and a net loss of $(5.2) million, or $(0.81) per basic and diluted share for the quarter ended September 30, 2002.

For the nine months ended September 30, 2003, the Company reported a loss from continuing operations of $(1.6) million, or $(0.25) per basic and diluted share, income from discontinued operations of $2.9 million, or $0.45 per basic and diluted share, and net income of $1.3 million, or $0.20 per basic and diluted share. These results compare to the nine months ended September 30, 2002 which reflected a loss from continuing operations of $(5.5) million, or $(0.85) per basic and diluted share, income from discontinued operations of $3.2 million, or $0.50 per basic and diluted share, and a net loss of $(2.3) million, or $(0.35) per basic and diluted share.

D. Mark Spencer, President and Co-CEO, commented, "On September 2, 2003, the Company announced that its wholly owned subsidiary, Matrix Financial Services Corporation ("Matrix Financial"), completed the sale of its wholesale mortgage origination platform based in Phoenix, Arizona to AmPro Mortgage Corporation. As previously reported, the transaction was structured to close in two stages for licensing reasons. As a result of the two-stage closing, the Company was required to continue to account for the origination platform as a continuing operation during the six months between the initial closing, February 28, 2003, and the final closing, August 31, 2003. Accordingly, during the third quarter of 2003 (in which the final closing occurred), the Company was required to compare the net earnings of the origination platform for these six months to the purchase price, which resulted in recording a loss of approximately $5.2 million, which is included in the results of discontinued operations for 2003. Through September 30, 2003, we earned $6.2 million of production premium pursuant to the Agreement with AmPro. We will continue to earn the 20 basis points production premium on the wholesale production originated from the platform sold, to a maximum amount of $9.1 million, through February 2004.
Although the timing of the sale was not perfect based on the level of origination activity that has occurred since the original sale date, we believe this sale was, and continues to be, strategically the best long-term decision for the Company due to the cyclical and uncertain nature of the mortgage business. With the recent increase in interest rates, the refinance activity has experienced a significant reduction. With the sale of the platform, we will not have to face the operational and financial challenges associated with the decrease in the production volumes. The operations of the production platform are included as discontinued operations in the attached financial statements, and will be presented as such in future releases and filings. It should be noted that the discontinued operations are based upon the Company's historical results from operations of the production platform, adjusted to reflect the impact of the sale of the production platform. Because there was an opportunity cost of owning the production platform, the historical results are not necessarily indicative of the results that might have occurred if the disposition had actually been completed on the indicated date, and are not necessarily indicative of any future results."

Mr. Spencer continued, "In the third quarter of 2003, the Company also incurred approximately $2 million in charge-offs of assets that were held at our subsidiary, ABS School Services. These charge-offs relate primarily to revaluations of various long-term investments and real estate acquired for development. The charge-offs are a direct result of the Company's decision to reduce its overall commitment to the charter school business. Also included in the third quarter 2003 operating results were charges of $1.1 million related to the settlement of litigation matters at Matrix Financial".

Richard V. Schmitz, Chairman of the Board and Co-CEO of the Company, added, "While the accounting for the operations of the production platform creates an overall loss in our operations, the Company's core operations continued to produce positive results. Matrix Capital Bank has been able to maintain favorable margins in spite of the continued low interest rate environment. The settlement and clearing business in which we have an investment, Matrix
Settlement & Clearance Services, had another strong quarter and has assets registered for trading in excess of $22.6 billion. To support our investment in the settlement and clearing business, Matrix Capital Bank's trust services acts as custodian and trustee for many of the same settlement and clearing customers. The trust assets at Matrix Capital Bank continue to grow and are now approximately $9.9 billion. Matrix Bancorp Trading had another impressive quarter with revenues of approximately $1.8 million. Finally, Matrix Asset
Management continues its growth and has added internet capabilities with the purchase and operation of REOsource that we believe will continue to add growth and geographic diversity to our portfolio of residential properties under management, which is an all-time high in excess of 2,800."

Mr. Schmitz continued, "The challenge that we continue to face is the unprofitability of our investment in mortgage servicing rights. The $43.2 million investment will remain a drag on our earnings in the current interest rate environment. Although the prepayment speeds have decreased from the recent record levels, they still remain higher than originally projected. We also face the challenge of managing the operational cost of the servicing platform as our investment in servicing decreases through run-off. We are continuing to operate under our previously outlined strategy of reducing our exposure to mortgage banking and school services, and continuing our expense containment while enhancing our core businesses."

                              Financial Highlights

The Company's assets totaled $1.6 billion on September 30, 2003, as compared to $1.7 billion at December 31, 2002. The decline was anticipated as we redeploy the assets previously committed to the mortgage origination platform.

Net interest income before provision for loan and valuation losses totaled $10.3 million for the quarter ended September 30, 2003 as compared to $11.3 million for the quarter ended September 30, 2002. Net interest income before provision for loan and valuation losses totaled $31.7 million for the nine months ended September 30, 2003 as compared to $31.2 million for the nine months ended September 30, 2002. The decrease in net interest income for the quarter ended September 30, 2003, and the slight increase in net interest income for the nine months ended September 30, 2003 as compared to the quarter and nine months ended September 30, 2002, was primarily due to decreases in the net interest margins, which decreased to 2.84% and 2.89% for the quarter and nine months ended September 30, 2003, respectively, as compared to 3.19% and 3.03% for the quarter and nine months ended September 30, 2002, respectively. The decrease in the net interest margin was caused by decreases in the yield on our interest earning assets, offset by a decrease in the cost of our interest bearing liabilities and increases in the average balances of interest earning assets and interest bearing liabilities. Both the decrease in the yield on interest-earning assets and the cost of the interest bearing liabilities are attributable to the historically low interest rate environment.

The provision for loan and valuation losses was $1.1 million for the quarter ended September 30, 2003 and $2.7 million for the nine months ended September 30, 2003 as compared to $1.3 million for the quarter ended September 30, 2002 and $3.0 million for the nine months ended September 30, 2002. The decrease between quarters and year-to-date is due to higher charge offs and additional amounts recorded in 2002 at Matrix Capital Bank, Matrix Financial and ABS School Services.

Noninterest income was $14.5 million for the quarter ended September 30, 2003 as compared to $16.0 million for the quarter ended September 30, 2002. Noninterest income for the nine months ended September 30, 2003 was $52.8 million as compared to $47.4 million for the nine months ended September 30, 2002. The decrease for the quarter ended September 30, 2003 as compared to the quarter ended September 30, 2002 was due to lower levels of brokerage income, due to timing of the transactions driven by the market demand, and due to decreases in other income due to losses recognized on our mortgage servicing asset hedge which is included in other income. These decreases were offset by recognition of gains on sales of multi-family and the guaranteed portion of SBA loans during the quarter ended September 30, 2003. The increases in noninterest income for the nine months ended September 30, 2003 was due to higher volume of transactions in loan administration, trust services, real estate disposition services and year-to-date net hedging gains included in other income. These increases were partially offset by the lower levels of school services income due to the planned reduction in our commitment to that industry.

Noninterest expense was $23.7 million and $85.9 million for the quarter and nine months ended September 30, 2003, respectively, as compared to $36.9 million and $86.1 million for the quarter and nine months ended September 30, 2002, respectively. The decrease was mainly the result of recovery of a portion of our previously charged impairment on our mortgage servicing rights, offset by continued increases in the amortization of mortgage servicing rights due to continued increase in the average prepayment rate on the Company's mortgage servicing rights portfolio. As noted above, also included in the noninterest expense are amounts related to the settlement of certain outstanding litigation at Matrix Financial.

                           Forward-Looking Statements

Certain statements contained in this press release that are not historical facts, including, but not limited to, statements that can be identified by the use of forward-looking terminology such as "may," "will," "expect," "anticipate," "predict," "believe," "plan," "estimate" or "continue" or the negative thereof or other variations thereon or comparable terminology, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties. The actual results of the future events described in such forward-looking statements in this press release could differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are: third party claims or actions in relation to the ongoing or future bankruptcies of the Company's customers; interest rate fluctuations; level of delinquencies; defaults and prepayments; general economic conditions; competition; government regulation; possible future litigation; the actions or inactions of third parties, including failure of the Buyer to perform its obligations under the purchase agreement relating to the sale of the wholesale production platform, and actions or inactions of those that are parties to the existing or future bankruptcies of the Company's customers or litigation related thereto; unanticipated developments in connection with the bankruptcy actions or litigation described above, including judicial variation from existing legal precedent and the decision by one or more parties to appeal decisions rendered; the risks and uncertainties discussed elsewhere in this annual report and in the Company's current report on Form 8-K, filed with the Securities and Exchange Commission on March 14, 2001; and the uncertainties set forth from time to time in the Company's periodic reports, filings and other public statements.



                      MATRIX BANCORP, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Dollars in thousands)

                                                                          September 30,          December 31,
                                                                               2003                  2002
                                                                         -----------------     -----------------
                                                                           (Unaudited)

ASSETS

Cash and cash equivalents                                                $        58,706        $       58,725
Interest-earning deposits and federal funds sold                                   2,151                 3,687
Securities available for sale                                                     63,037                29,073
Loans held for sale, net                                                         995,345             1,107,926
Loans held for investment, net                                                   287,493               285,891
Mortgage servicing rights, net                                                    43,188                63,200
Other receivables                                                                 41,434                54,811
Federal Home Loan Bank stock, at cost                                             32,336                30,379
Foreclosed real estate                                                             6,081                 8,343
Premises and equipment, net                                                       25,141                27,705
Bank owned life insurance                                                         20,354                     -
Other assets, net                                                                 26,074                31,857
                                                                         -----------------     -----------------

    Total assets                                                         $     1,601,340        $    1,701,597
                                                                         =================     =================

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
  Deposits                                                               $       996,275        $      933,957
  Custodial escrow balances                                                      134,655               151,790
  Draft payable                                                                        -                 7,097
  Federal Home Loan Bank borrowings                                              267,225               385,785
  Borrowed money                                                                  49,045                61,403
  Guaranteed preferred beneficial interests                                       64,500                64,500
  Other liabilities                                                               18,745                23,357
  Income taxes payable and deferred income taxes liability                         2,596                 6,772
                                                                         -----------------     -----------------

    Total liabilities                                                          1,533,041             1,634,661

Shareholders' equity:
  Preferred stock, $.0001 par value                                                    -                     -
  Common stock, $.0001 par value                                                       1                     1
  Additional paid in capital                                                      20,451                20,375
  Retained earnings                                                               47,835                46,534
  Accumulated other comprehensive income                                              12                    26
                                                                         -----------------     -----------------

    Total shareholders' equity                                                    68,299                66,936
                                                                         -----------------     -----------------

    Total liabilities and shareholders' equity                           $     1,601,340        $    1,701,597
                                                                         =================     =================





                                              MATRIX BANCORP, INC. AND SUBSIDIARIES
                                         CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                          (Dollars in thousands, except per share data)
                                                           (Unaudited)

                                                                        Quarter Ended                      Nine Months Ended
                                                                        September 30,                        September 30,
                                                                   2003               2002                2003           2002
                                                               --------------    ---------------      -------------  -------------

Interest income:
  Loans and securities                                         $      17,846      $      20,452         $   55,532     $   61,426
  Interest-earning deposits                                               237               378               764             937
                                                               --------------    ---------------      -------------  -------------
    Total interest income                                              18,083            20,830            56,296          62,363

Interest expense:
  Deposits                                                              3,200             4,656            10,664          16,551
  Borrowed money and guaranteed preferred beneficial interests          4,588             4,837            13,889          14,574
                                                               --------------    ---------------      -------------  -------------
    Total interest expense                                              7,788             9,493            24,553          31,125

Net interest income before provision for loan and
  valuation losses                                                     10,295            11,337            31,743          31,238
Provision for loan and valuation losses                                 1,114             1,308             2,651           3,008
                                                               --------------    ---------------      -------------  -------------
Net interest income after provision for loan and
  valuation losses                                                      9,181            10,029            29,092          28,230

Noninterest income:
  Loan administration                                                   6,373             7,157            25,430          24,161
  Brokerage                                                             2,298             3,728             7,522           6,555
  Trust services                                                        1,680             1,188             4,977           3,930
  Real estate disposition services                                      1,786             1,049             4,608           2,944
  Gain on sale of loans and securities                                  1,711               135             2,201             284
  Gain on sale of mortgage servicing rights                                 -                 -                 -           1,054
  Loan origination                                                        245               338                87           1,011
  School Services                                                         520               882             1,786           3,702
  Other                                                                   (65)            1,557             6,190           3,764
                                                               --------------    ---------------      -------------  -------------
    Total noninterest income                                           14,548            16,034            52,801          47,405

Noninterest expense:
  Compensation and employee benefits                                    8,338             9,555            26,541          27,973
  Amortization of mortgage servicing rights                             8,263             6,037            27,517          17,073
  Occupancy and equipment                                               1,575             1,897             4,568           4,304
  Postage and communications                                              572               692             1,881           2,004
  Professional fees                                                       557               910             2,381           2,086
  Data processing                                                         689               721             2,114           2,108
  Impairment (recovery) on mortgage servicing rights                   (5,100)            8,000            (2,700)          9,219
  Other general and administrative                                      8,804             9,117            23,630          21,371
                                                               --------------    ---------------      -------------  -------------
    Total noninterest expense                                          23,698            36,929            85,932          86,138

Income (loss) from continuing operations before
  income taxes                                                             31           (10,866)           (4,039)        (10,503)
Income tax benefit                                                       (289)           (4,675)           (2,391)         (5,015)
                                                               --------------    ---------------      -------------  -------------
Income (loss) from continuing operations                                  320            (6,191)           (1,648)         (5,488)

Discontinued Operations:
Income (loss) from discontinued operations, net of income
    tax provision (benefit) of $(1,528), $640, $1,908 and
    $2,089, respectively                                               (2,360)              990             2,949           3,229
                                                               --------------   ----------------      -------------  -------------
Net income (loss)                                              $      (2,040)   $        (5,201)      $      1,301   $     (2,259)
                                                               ==============    ===============      =============  =============




                                              MATRIX BANCORP, INC. AND SUBSIDIARIES
                                   CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - CONTINUED
                                          (Dollars in thousands, except per share data)
                                                           (Unaudited)

                                                                        Quarter Ended                      Nine Months Ended
                                                                        September 30,                        September 30,
                                                                   2003               2002                2003           2002
                                                               --------------    ---------------      -------------  -------------
Income (loss) from continuing operations per share -
basic                                                          $        0.05      $      (0.96)         $   (0.25)     $   (0.85)
                                                               --------------    ---------------      -------------   ------------
Income (loss) from continuing operations per share -
assuming dilution                                              $        0.05      $      (0.96)         $   (0.25)     $   (0.85)
                                                               --------------    ---------------      -------------   ------------

Income (loss) from discontinued operations per share
- basic                                                        $      (0.36)      $        0.15         $     0.45     $     0.50
                                                               --------------    ---------------      -------------   ------------
Income (loss) from discontinued operations per share
- assuming dilution                                            $      (0.36)      $        0.15         $     0.45     $     0.50
                                                               --------------    ---------------      -------------   ------------

Net income (loss) per share - basic                            $      (0.31)      $      (0.81)         $     0.20     $   (0.35)
                                                               ==============    ===============      =============   ============
Net income (loss) per share - assuming dilution                $      (0.31)      $      (0.81)         $     0.20     $   (0.35)
                                                               ==============    ===============      =============   ============




                                             MATRIX BANCORP, INC. AND SUBSIDIARIES
                                           OPERATING RATIOS AND OTHER SELECTED DATA
                                           (Dollars in thousands, except share data)
                                                           (Unaudited)

                                                                 Quarter Ended                    Nine Months Ended
                                                                 September 30,                      September 30,
                                                            2003              2002             2003               2002
                                                        --------------    --------------   --------------    ---------------
Weighted average shares - basic                             6,496,554         6,454,244        6,492,959          6,465,083
Weighted average shares - assuming dilution                 6,496,554         6,454,244        6,539,206          6,465,083
Number of shares outstanding at end of period               6,498,543         6,454,244        6,498,543          6,454,244

Average Balances
Loans receivable                                         $  1,399,567     $   1,350,569     $  1,399,067      $   1,315,970
Interest-earning assets                                     1,452,174         1,421,950        1,462,329          1,372,824
Total assets                                                1,661,228         1,661,040        1,671,982          1,597,211
Interest-bearing deposits                                     827,496           707,986          804,880            718,517
FHLB and other borrowings                                     474,249           534,885          464,922            473,957
Interest-bearing liabilities                                1,301,745         1,242,871        1,269,802          1,192,474
Shareholders' equity                                           70,333            71,470           69,326             71,913

Operating Ratios & Other Selected Data (1)
  Net interest margin(2)                                         2.84  %           3.19 %           2.89  %            3.03  %
  Net interest margin - Matrix Bank(2)                           2.73  %           3.24 %           2.93  %            3.60  %
  Operating efficiency ratio(3)                                 82.66  %          83.64 %          72.29  %           76.10  %
  Balance of servicing portfolio                         $  3,430,059     $   5,699,852     $  3,430,059      $   5,699,852
  Average prepayment rate on owned servicing
     portfolio                                                  41.50  %          23.20 %          37.50  %           21.00  %
  Book value per share (end of period)                   $      10.51     $       10.59     $      10.51      $       10.59

Loan Performance Ratios(1)
  Net charge offs/average loans                                  0.08  %           0.09 %           0.21  %            0.21  %
  Allowance for loan and valuation losses/total loans            0.70  %           0.87 %           0.70  %            0.87  %

---------------------------

(1) Calculations are based on average daily balances where available and monthly averages otherwise, as applicable.
(2) Net interest margin has been calculated by dividing net interest income before provision for loan and valuation loss by average interest-earning assets.
(3) The operating efficiency ratio has been calculated by dividing noninterest expense, excluding amortization of mortgage servicing rights and impairment on mortgage servicing rights, by operating income. Operating income is equal to net interest income before provision for loan and valuation losses plus noninterest income.
